UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 10, 2006

DYNAMIC LEISURE CORPORATION

Formerly known as

DYNECO CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

The Company’s new address as of July 1, 2006 is:

5680A W. Cypress Street

Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

2203 North Lois Avenue, Suite 900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry into a Material Definitive Agreement

On July 10, 2006, the Company entered into a Common Stock Purchase Agreement (the “Agreement”) with MMA Capital, LLC, a Delaware Limited Liability Company (the “Purchaser”), under which the Purchaser agreed to purchase, and the Company agreed to sell and issue to the Purchaser, Four Hundred Thousand (400,000) shares of the Company’s common stock, at a purchase price of Four Hundred Thousand Dollars ($400,000.00), a rate of $1.00 per share for the common stock. The Agreement was a private offering of unregistered securities and did not involve the issuance of any debt or promissory note, convertible or otherwise, nor any warrants to purchase stock of the Company. The Company did agree to file a new registration statement (on Form SB-2 or otherwise) on or before October 2, 2006, or within thirty (30) days of the effective date of the Company’s pending post-effective amendment(s), whichever comes first. The Company agreed to pay all of the costs and expenses of preparing and filing the registration statement. The Company agreed to file a new registration statement (on Form SB-2 or otherwise) on or before October 2, 2006, or within thirty (30) days of the effective date of the Company’s pending post-effective amendment(s), whichever comes first, and to cause the registration statement to become effective within sixty (60) days of its filing with the SEC. Should the registration statement not be timely filed as required above, or should the registration statement not be declared effective within the above-stated time period, the Purchaser shall be entitled to receive from the Company two percent (2%) of the committed capital investment, in cash or common stock of the Company at current market price, at the Purchaser’s discretion, for each one (1) calendar month of delay in either filing or effectiveness, or both. This late-filing/late-effectiveness provision also covers the Common Stock Purchase Agreement between the Purchaser and the Company dated June 29, 2006 and filed on the Current Report on Form 8-K on July 6, 2006.

The above discussion of the material terms of the Agreement is not a complete description of the terms of the transaction and is qualified in its entirety by reference to the Agreement itself, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

Also on July 10, 2006, the Company received a subscription agreement and $15,000 to purchase 15,000 shares of the Company’s common stock, plus 15,000 warrants to purchase the Company’s common stock at $1.00 per share, from David O. Jensen. The Agreement was a private offering of unregistered securities.

ITEM 3.02	Unregistered Sales of Equity Securities

In connection with the transaction first described in Item 1.01, the Company issued to the Purchaser 400,000 shares of common stock. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an “accredited investor” as defined in the Act.

In connection with the transaction last described in Item 1.01, the Company issued to David O. Jensen 15,000 shares of common stock. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that he was an “accredited investor” as defined in the Act.

ITEM 8.01	Other Events

As of July 1, 2006, the Company’s executive offices moved to 5680A W. Cypress Street, Tampa, FL 33607. The Company’s telephone and facsimile numbers have not changed.

ITEM 9.01(d)	Exhibits

Exhibits 99.1	Common Stock Purchase Agreement with MMA Capital, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: July 13, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President